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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report related to the consolidated balance sheet of Pegasystems Inc. and its subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended included in this Annual Report on Form 10-K, into the Company's previously filed registration statements on Form S-8 (File No.'s 333-09305 333-89707 and 333-53746).

                                          /s/ Arthur Andersen

Boston, Massachusetts
March 27, 2002